UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 23, 2020

FRESH PROMISE FOODS, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3416 Shadybrook Drive, Midwest City, OK	73110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 405-923-1254

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Company's Form 8-K filed with the Securities and Exchange Commission on September 29, 2020 (the "Form 8-K"), is to amend Item 1.01 in order to correct the description of Warrants to be issued to Shareholders of Human Brands International, Inc. and the reverse split factor in connection with the Merger, shown, as corrected herein.

Section 6.11 in Exhibit 2.1 was changed to the following:

Reverse Stock Split . Prior to Closing, Pubco shall apply for and receive FINRA’s acceptance of a 1 for 200 reverse stock split (“Reverse Split”) which shall be considered completed by the Parties on the day the reverse stock split appears on FINRA’s Daily List. The Parties agree that on the date of Closing, the post Reverse Split stock price of PUBCO’s common shares shall be equal to Ten Cents ($0.10) per share, and that an adjustment shall be made for the issuance of additional post-reverse split shares if the market price of the PUBCO common shares falls below and remains below the target $0.10 share price on the Thirtieth (30) trading day following the Closing Date.

No other changes have been made to this Form 8-K. This Amendment No. 1 to the Form 8-K continues to speak as of the original filing date of the Form 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement and Plan of Reorganization with Human Brands International, Inc.

On September 23, 2020, Fresh Promise Foods, Inc. (the “Company”) entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) in order to execute a reverse triangular merger (the “Merger”) with Human Brands International, Inc., a private corporation organized pursuant to the laws of the State of Nevada (“Human Brands”), pursuant to which, at the effective time, Human Brands shareholders will exchange 100% of the equity in Human Brands in exchange for a majority controlling interest in the Company.

Section 1.1(o) of the Merger Agreement was corrected by written consent of the Parties to the following description of the Warrants to be issued by the Company to Shareholder’s of Human Brands upon the Closing Date of the Merger:

“Warrants” shall mean those Pubco Common Stock Purchase Warrants which shall be issued to each of the Selling Shareholders in addition to the Pubco Shares each shall receive upon closing. One Class A Warrant and one Class B Warrant will be issued per every 2 Pubco Shares within 30 calendar days after consummation of the Transaction (Class A and Class B) exercisable at a 30% discount to the average trading price at 1.) the preceding 20 trading days after issuance and at 2.) the preceding 40 trading days after issuance. The exercise price of both Class A and Class B Warrants may be adjustable by the Board of Directors of Pubco in the favor of the Selling Shareholders at any time.

The Merger Agreement contains customary terms and conditions for agreements of this type, including completion of due diligence by the parties and approval of the Merger by a majority of the Company’s shareholders and Human Brands shareholders, which was obtained by written consent.

A copy of the Merger Agreement was attached to the Company’s Current Report on Form 8-K filed with the Commission on September 29, 2020 as as Exhibit 2.1 thereto. The description of the Merger Agreement therein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated therein by reference. Other than the correction to the description of Warrants discussed herein, no other changes to the Merger Agreement have been made.

Item 9.01. Financial Statements and Exhibits. (d) Exhibits

2.1*	Merger Agreement between Fresh Promise Foods, Inc. and Human Brands International, Inc. dated September 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Fresh Promise Foods, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

FRESH PROMISE FOODS, INC..

Dated: October 1, 2020	By:	/s/ Joe Poe, Jr.
Joe Poe, Jr. – President & CEO